Exhibit 10.7

                              CARNIVAL CORPORATION
                              AMENDED AND RESTATED
                        2001 OUTSIDE DIRECTOR STOCK PLAN

                              RESTRICTED STOCK UNIT
                                 AWARD AGREEMENT

      THIS AGREEMENT (the "Agreement") made between Carnival Corporation, a corporation organized under the laws of the Republic of Panama (the "Company") and _________ (the "Director"). The Company hereby grants to the Director, on ________ (the "Grant Date"), the Restricted Stock Unit Award (the "RSU Award"), consisting of ________ (_________) restricted stock units ("RSUs"), on the following terms and conditions, and subject to the Director's execution of this Agreement and the terms and conditions of the Carnival Corporation Amended and Restated 2001 Outside Director Stock Plan (the "Plan"):

      1. The Company has adopted the Plan, which is incorporated herein by reference and made a part of this Agreement. Each capitalized term used in this Agreement and not otherwise defined herein shall have the meaning assigned to it in the Plan.

      2. Subject to Sections 3 and 4 of this Agreement, below, the Restricted Period as to the RSUs shall expire in five equal annual installments beginning one year from the Grant Date.

      3. Upon the Director's termination of service as a member of the Board due to death or Disability, the Restricted Period shall expire as to 100% of the RSUs. Upon the Director's ceasing to be a member of the Board for any reason other than death or Disability prior to the first anniversary of the Director's initial election to the Board, all of the RSUs shall be forfeited and all rights of the Director in respect of the RSUs shall terminate without further obligation on the part of the Company. Upon the Director's termination of service as a member of the Board for any reason other than death or Disability on or after the first anniversary of the Director's initial election to the Board, the Restricted Period shall continue to expire in accordance with Section 2 above.

      4. No Shares shall be issued at the Grant Date of the RSU Award, and the Director shall have no rights as a holder of Shares in respect of the RSUs. The Company shall not be required to set aside any fund for the payment of the RSU Award.

      5. [Pending the expiration of the Restricted Period, RSUs shall not be credited with any amounts in respect of cash dividends and stock dividends paid with respect to Shares.] OR

            [Pending the expiration of the Restricted Period, each RSU shall be credited with cash dividends and stock dividends paid with respect to one Share, and such cash and stock dividend equivalents shall be paid to the Director simultaneously with the payment of the actual cash and stock dividends on Shares.] OR

            [Pending the expiration of the Restricted Period, each RSU shall be credited with cash dividends and stock dividends paid with respect to one Share, and such cash and stock

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dividend  equivalents  shall  be  withheld  by the  Company  for the  Director's account, [without interest] [and interest shall be credited on the amount of cash dividends withheld at a rate of ___% per annum, in accordance with such terms as are established by the Committee.] The cash dividends and stock dividends so withheld and attributable to any particular RSU[, and earnings thereon,] shall be distributed to the Director upon the settlement or the RSU in accordance with Section 6 of this Agreement and, if such RSU is forfeited, the Director shall have no right to such cash dividends, stock dividends [or earnings]]. OR

      [Pending the expiration of the Restricted Period, each RSU shall be credited with cash dividends and stock dividends paid with respect to one Share in the form of additional RSUs in an amount equal to: (a) the per Share cash amount of such dividend (or, in the case of a dividend payable in Shares or other property, the per Share equivalent cash value of such dividend as determined in good faith by the Committee) divided by (b) the Fair Market Value of a Share on the dividend payment date, which additional RSUs shall also be subject to the terms and conditions of this Agreement applicable to the RUSs in respect of which such additional RSUs are granted.]

      6. Upon the expiration of the Restricted Period with respect to the RSUs which have not been forfeited in accordance with the second sentence of Section 3 of this Agreement, the Company shall deliver to the Director, or his beneficiary or personal representatives, without charge one Share for each RSU with respect to which the Restricted Period has expired (each, a "Vested Unit"); provided, that, in the sole discretion of the Committee, the Committee may elect to pay cash or part cash and part Shares in lieu of delivering only Shares. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

      7. None of the RSUs, nor any right evidenced thereby, may, at any time before the expiration of the Restricted Period with respect thereto, be transferable in any manner other than by will or by the applicable laws of inheritance, descent and distribution. In the Committee's discretion, RSUs may be transferred pursuant to a "qualified domestic relations order" as defined in
Section 414(p) of the Code or any similar domestic relations order enforceable in the jurisdiction in which the Director resides.

      8. Nothing in the Plan or this Agreement confers on the Director the right to continue to serve as a member of the Board.

      9. The Company's obligation to deliver any Shares, cash or other property to the Director in connection with the RSU Award shall be subject to all applicable federal, state, local and other applicable withholding requirements, including the payment by the Director of any applicable federal, state, local and other applicable withholding tax or social security contributions, and the Company, Carnival plc or any Affiliate of the Company or Carnival plc has the right, but not the obligation to withhold from any Shares, cash or other property deliverable to the Director in connection with the RSU Award or from any compensation or other amounts owing to the Director the amount (in cash, Shares or other property) of any required tax withholding in respect of the RSU Award and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

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      10.  The  Company's  obligations  under this  Agreement  and the Plan with respect to the RSU Award shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agency as may be required.

      11. Upon the vesting of any RSUs that are settled by the Company in Shares, the Director agrees to enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with the Plan or this Agreement.

      12. This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement; provided that, this Agreement is subject to the Plan, as provided above, and, in the event there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

      13. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to the principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Florida.

      14. The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

      IN WITNESS THEREOF, the Company has caused these presents to be signed by its duly authorized officer as of the __ day of _________, 20__.


                                      By:___________________________

                                             _______________________

                                      Title: _______________________


ACCEPTED AND AGREED TO THIS

____________DAY OF ____________, 20__.


______________________________________

_________, Director